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Exhibit 99.2

NEWS RELEASE

ZiLOG Media Contact:                         ZiLOG Company Contact:
-------------------                          ---------------------
Mark Button                                  Dmitry Lipkin
Positio Public Relations                     T: 408-558-8413
T:  408-453-2400                             E: dlipkin@zilog.com
E:mark@positiopr.com

USA Technologies Contact:                    Investor Relations Contact:
------------------------                     --------------------------
George R. Jensen, Jr., Chairman & CEO        Ken Sgro
Stephen P. Herbert, President & COO          CEOcast, Inc.
T: (800) 633-0340                            T: (212) 732-4300
E: sherbert@usatech.com


ZILOG(R)AND USA TECHNOLOGIES SUCCESSFULLY COMBINE E-PORT(R)TECHNOLOGY AND THE EZ80 ACCLAIM!(TM)MICROCONTROLLER

SAN JOSE, CA, & MALVERN, PA., August 24, 2004 -- ZiLOG(R)Inc., (NASDAQ: ZILG) and USA Technologies Inc. (OTC Bulletin Board: USTT) today announced the successful completion of an innovative application combining USA Technologies' e-Port(R)solution for global transactions and ZiLOG's Award Winning eZ80Acclaim!(TM)Family of Flash microcontrollers (MCU's).

"Both companies are now prepared to utilize the advantages of ZiLOG's eZ80Acclaim! Flash MCU's and e-Port's cashless transaction, remote monitoring, security and auditing capabilities" said James Thorburn, Chairman and CEO, ZiLOG, Inc. "By integrating e-Port software into our eZ80Acclaim! MCU we have the ability to strategically expand into other application areas such as networking distributed assets and many other innovative distributed applications." "With the eZ80 Acclaim! MCU, businesses can install the e-Port networking capability into every day commercial appliances with a new-found convenience, and at a very affordable price," added Thorburn.

Because of low development costs and the ease of implementation of the ZiLOG eZ80Acclaim! MCU for e-Port technology, there is new potential for customers to cost effectively network every day devices.

"Today, with the addition of the eZ80Acclaim! MCU we deliver to market a networked technology with the potential to change the way business is done," said George R. Jensen, Chairman and CEO, USA Technologies. Our USALive(TM) network that supports the e-Port solution is already considered a leader among networks, and positions us in the center of the networked economy. "This is a milestone event that has the potential to create new opportunities for both companies," added Jensen.

The eZ80Acclaim! Flash MCU for e-Port solution comes with added functions and versatility, making it suitable for numerous kinds of technology serving a variety of commercial industry applications, ranging from vending machines, point-of-sale terminals, unattended kiosks, and laundry machines, to equipment servicing the security, health care and home appliance markets.


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"According to Harbor Research*, 1.5 billion every day devices will be connected to the global network by 2010, representing a $700 billion opportunity. The eZ80Acclaim! MCU for e-Port solution provides us with the opportunity to be among the network leaders in enhancing business transactions and personal lifestyles," commented Jensen.

ZiLOG's eZ80Acclaim! Flash MCU is the first in a family of high-performance flash microcontrollers that provide a complete Internet development environment. The eZ80 Acclaim! MCU, with Embedded Webserver Software Suite including a full featured TCP/IP protocol stack, is designed to perform the complicated functions required by industrial control, factory automation, building and facility management, remote monitoring and control, security, online information kiosks, vending machines, home and office automation, and Internet and digital appliances.

The demonstration model is one of the outcomes from a strategic partnership and has been developed and beta tested on a variety of applications, and is being scheduled in upcoming weeks for final demonstration to industry leaders. This model will display how efficiently and cost effectively the e-Port technology can be connected to any network, wired or wireless, delivering an entirely new service to customers.

ABOUT ZILOG:
------------

ZiLOG, Inc. (NASDAQ: ZILG) Founded in 1974, ZiLOG won international acclaim for designing one of the first architectures in the microprocessors and microcontrollers industry. Today, ZiLOG is a leading global supplier of embedded micro logic solutions. It designs, manufactures and markets a broad portfolio of devices for embedded control and communication applications used in consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. ZiLOG is headquartered in San Jose, California, and employs approximately 550 people worldwide with sales offices throughout Asia, Europe and North America. For more information about ZiLOG and our products, visit the Company's website at: www.ZiLOG.com.

ZiLOG and eZ80 Acclaim! are trademarks or registered trademarks of ZiLOG, Inc. in the United States and in other countries. Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

ABOUT USA TECHNOLOGIES:
-----------------------

USA Technologies is a leader in the networking of distributed assets, wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. USA Technologies is an IBM Business Partner and an inaugural member of the Sprint Enabling Application Service Provider Program for e-commerce. The Company has marketing agreements with Sprint, Motient, MEI, Unilever and ZiLOG. http://www.usatech.com


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e-Port and USALive are trademarks or registered trademarks of USA Technologies,
Inc. in the United States and in other countries

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT:

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and many involve unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by forward-looking statement including, but not limited to prospects for future market growth. In some cases, you can identify forward-looking statement by terminology such as "may," "will," "should," "expects," "anticipates," "believes," "estimates," "potential," "continue," or the negative terms or other comparable terminology. Although we believe that the expectations in the forward-looking statements contained in this release are reasonable, we cannot guarantee future results, levels of activity, and performance achievements including the success of our anticipated product demonstration, ability to obtain orders for or install products described in this release, our ability to obtain new customers and our ability to commercialize products (including the eZ80Acclaim! Flash MCU for e-Port solution and the e-Port on a chip). These forward-looking statements are based on our current expectations, and we disclaim any obligation to update these forward-looking statements for subsequent events or to explain why actual results differ unless otherwise required by law. You should not place undue reliance on these forward-looking statements.


* Harbor Research is an independent research service specializing in communications, computing, control, and content.